     Exhibit 23.01

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in the Registration Statement No. 333-56206 and in the Registration Statement No. 333-31126 of Elantec Semiconductor, Inc. on Form S-8 of our report dated October 22, 2001 appearing in this Annual Report on Form 10-K of Elantec Semiconductor, Inc. for the year ended September 30, 2001.

/s/ Deloitte & Touche LLP

San Jose, California
December 26, 2001